As filed with the Securities and Exchange Commission on August 4, 2005
                          (Registration No. 333-125039)

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM SB-2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CYBER DEFENSE SYSTEMS, INC.
                 (Name of small business issuer in its charter)

            Florida                           7372                     55-0876130
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification Number)

                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
                                 (727) 527-0878
          (Address and telephone number of principal executive offices)

                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
          (Address of Principal Place of Business or Intended Principal
                               Place of Business)

                               William C. Robinson
          Chief Executive Officer Chief Financial Officer and Chairman
                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
                               Tel: (727) 527-0878
                               Fax: (727) 527-0873
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                               Arthur Marcus, Esq.
                               Gersten Savage LLP
                              600 Lexington Avenue
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                EXPLANATORY NOTE

      This Amendment No. 2 to the Company's Registration Statement on Form SB-2 (File No.: 333-125039) (the "Registration Statement") amends, restates and supercedes in its entirety, Part II of Amendment No. 1 to the Registration Statement ("Amendment No. 1") which was filed on July 14, 2005 with the Commission. This amendment relates to the inclusion of the amended and restated opinion of the Company's legal counsel, which is attached as Exhibit 5.1 to this amendment. The legal opinion has been amended to account for the increase in shares of Company common stock to be offered for sale by the Company from 1,000,000 to 2,000,000 shares. All other information included in the original Registration Statement, as filed on May 18, 2005, and the Amendment No. 1, as filed on July 14, 2005, remains unchanged.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cyber Defense System, Inc.

         Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         In the  case of  proceedings  by or in the  right  of the  corporation,
Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

         Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section
607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

         Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee                                              $3,087.37
Legal fees and expenses                                           25,000.00
Accountants' fees and expenses                                     7,500.00
Printing expenses                                                  5,000.00
                                                                 ==========
   Total                                                         $40,587.37
                                                                 ==========
-----------
All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities was sold without registration under the Securities Act of 1933, in reliance on Regulation D of the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

         Pursuant to Rule 12g-3 of the Securities Exchange Act of 1934 and as set forth in a Form 8-K filed on September 16, 2004, we became the successor company to E-City. Accordingly, all unregistered sales of securities described below include all sales of unregistered securities by our predecessor company, E-City.

         We made the following unregistered sales of securities in 2002:

         E-City sold 130,000 shares of its common stock on January 25, 2002, and 70,000 shares of its common stock on January 31, 2002, to a total number of 9 investors. The duration of the offering period was January 25, 2002, to January 31, 2002. The sales price for the shares was determined by the then current trading price of E-City at the time the shares were purchased of $2.00 and $0.86 per share respectively, for total offering proceeds to E-City of $323,505.00. The issuance of these shares removed advances and notes totaling $320,000.00, and accrued interest of $3,505.00 owing to various shareholders. These issuances were exempt from registration under the Securities Act in accordance with Regulation D, promulgated under Rule 505 of the Securities Act.

         These shares were issued to existing shareholders of E-City. A total of 9 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to current shareholders of E-City. These 9 offers resulted in total sales of 200,000 shares to 9 shareholders of record. Of the 9 sales that took place, 5 sales were made to unaccredited, non-affiliate investors. Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information: (i) the information required to be furnished in Part I of Form SB-2 under the Securities Act; (ii) the information required by Item 310 of Regulation S-B; (iii) the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; and (iv) written disclosure regarding the limitations and restrictions on resale of the securities.

         We made the following unregistered sales of securities in 2003:

         On May 23, 2003, E-City entered into a settlement agreement with Cityscape to release and absolve all parties from any commitments generated from a prior software license agreement. As consideration for this agreement, E-City agreed to pay Cityscape $40,000.00.

         On May 23, 2003, E-City entered into a strategic alliance agreement with On Alert. E-City and On Alert also agreed to cooperate with each other to enhance the mutual possibilities of sales relating to On Alert's exclusive marketing and distribution agreement for the On Alert GDS technology and E-City's computer mapping markets. As part of this agreement, E-City agreed to sell On Alert 35,000,000 shares of its common stock for the payment of the $40,000.00 liability discussed above to Cityscape.

         E-City has relied on Regulation D, promulgated under Rule 505 of the Securities Act, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of E-City. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for E-City. In addition, each was granted physical access to E-City's facilities for inspection. Transactions by E-City involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act as transactions by an issuer not involving any public offering. E-City has made its own independent determination, based on its own investigation as to whether each person is (i) a sophisticated investor capable of assessing the risks inherent in a private offering, (ii) able to bear the economic risk of his investment and (iii) aware that the securities were not registered under the Securities Act and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of E-City has been instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

         We made the following unregistered sales of securities in 2004:

         On August 23, 2004, the Company issued a Secured Commercial Promissory Note to Quebec, Inc., a Canadian corporation ("Quebec") in the amount of $242,216. Prepaid interest of $9,316 for 61 days was withheld from the initial funding and thereafter interest accrues at an annual rate of 24%. The Note is secured by securities owned by Mr. Robinson, our Chief Executive Officer, and will be further secured by equipment purchased by the Company (which was the subject equipment upon which deposits were paid from a portion of the loan proceeds). This sale was non-public in nature, and it was exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof.

         In August of 2004, in partial satisfaction of debt in the amount of $128,795.00 (not including interest) owed by E-City to On Alert, E-City issued and delivered 4,870,000 shares of its common stock to and in the name of On Alert, and the debt was reduced by $48,700.00. This sale was non-public in nature, and it was exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. On Alert was an affiliate of E-City, with intimate knowledge of the affairs of E-City, so that On Alert had actual knowledge of all material information concerning E-City. The securities received by On Alert were restricted, and the certificate evidencing the shares was marked with a restrictive legend.

         Therefore, at this point in time, On Alert owned at total of 39,870,000 shares of Common Stock of E-City.

         Thereafter, On Alert acquired an additional 130,001 shares of E-City on the open market, bringing its holding of E-City to 40,000,001 shares.

         Subsequently, On Alert was merged into its parent, i.e., Cyber Defense, the Company. The result of this merger was that the assets and liabilities and rights and obligations of On Alert, as matter of law, became the assets and liabilities and rights and obligations of Cyber Defense. More specifically, the 40,000,001 shares of E-City previously owned by On Alert became an asset of the Company.

         Subsequently, on September 1, 2004, pursuant to a merger between E-City and the Company, (a) 40,000,001 shares of E-City owned by the Company were canceled, and (b) for each 30 shares of the common stock of E-City owned by them before the merger, the remaining shareholders of E-City received 1 share of the Class A Common Stock of the Company after the merger. Thus, pursuant to and after the merger, those persons received a total of 333,562 shares of the Class A Common Stock, Par Value $0.001 per share, of the Company.

         Inasmuch as the Company owned in excess of 80% of the issued and outstanding Common Stock of E-City before the merger, this was a "short-form" merger and did not require the consent of the shareholders of either E-City or of the Company, and this issuance was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 3(a)(9) and Rule 12g-3 of the Exchange Act.

         In March of 2004, Proxity lent $100,000.00 to On Alert, and Cherokee lent $400,000.00 to On Alert. On Alert thereupon lent $500,000.00 to Cyber Aero. Certain of these instruments were convertible promissory notes.

         To evidence its $100,000.00 obligation to Proxity, On Alert issued its $100,000.00 convertible promissory note to Proxity dated March 13, 2004, and due on or before November 30, 2004. This On Alert-to-Proxity Convertible Note allowed the holder (Proxity) to convert debt into equity of On Alert by receiving 1,686,340 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

         As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

         As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert is now the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

         However, Proxity has not served a Notice of Conversion upon Cyber Defense, as successor maker to On Alert, the original maker. Notwithstanding, Proxity agrees to forego its right to conversion and intends to repay the note out of the proceeds of subsequent financings.

         To evidence its $400,000.00 obligation to Cherokee, On Alert issued its $400,000.00 Convertible Promissory Note to Cherokee dated March 13, 2004, and due on or before November 30, 2004.

         This On Alert-to-Cherokee Convertible Note allowed the holder (Cherokee) to convert debt into equity of the maker (On Alert) by receiving 6,750,000 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

         As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Cherokee) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Cherokee to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Cherokee upon Cyber Defense. On September 1, 2004, Cherokee served a Notice of Conversion upon Cyber Defense, and shortly thereafter, Cherokee was issued 6,750,000 shares of the Class A Common Stock of Cyber Defense (Restricted).

         These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. Proxity and Cherokee were affiliates of the Company, with intimate knowledge of the affairs of the Company, so that these affiliates had actual knowledge of all material information concerning each others affairs. The securities received by these affiliates were restricted, and the certificate evidencing the shares was marked with a restrictive legend.

         The Company has entered into a series of agreements with various entities to acquire certain equipment. In that connection, Cyber Defense has agreed to register up to 1,535,000 shares of its Class A Common Stock for re-sale by Equipment Depot. These shares have not yet been issued.

         Prior to the merger of On Alert into Cyber Defense, On Alert had received an advance of $5,218.40 from Allstars Marketing, Inc. ("Allstars") to acquire production equipment, and, in that connection, On Alert had agreed to issue 88,000 shares of its Class A Common Stock at a value of $0.0593 per share, which price the parties determined was fair to both of them, the then current fair market value of unregistered shares of On Alert, in connection therewith to Allstars. Thus, prior to the merger of On Alert into Cyber Defense, Allstars was the holder of 88,000 shares of the Class A Common Stock of On Alert. As a result of the merger of On Alert into Cyber Defense, shares of the Class A Common Stock of On Alert were cancelled and were exchanged for an equal number of shares of the Class A Common Stock of Cyber Defense. Therefore, Allstars is to exchange the 88,000 shares of On Alert it was issued for 88,000 shares the Class A Common Stock of Cyber Defense (Restricted), subject to registration rights. These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense. In that connection, Cyber Defense has included such shares in this Registration Statement.

         Allstars also has an option to acquire another 88,000 shares of the Class A Common Stock of Cyber Defense on or before August 9, 2005, at the same price of $0.0593 per share as the first 88,000 shares. Cyber Defense has included the underlying shares in this Registration Statement.

         These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense.

         These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The Principal of Allstars has substantial investment knowledge and experience; he was provided with all material information concerning the affairs of On Alert and Cyber
Defense; he was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies; and he was granted physical access to their facilities for inspection.

         We made the following unregistered sales of securities in 2005:

         During January of 2005, the Company entered into employment agreements with the following persons pursuant to which each has the right, under terms and conditions set forth in the agreements, to be issued the following amount of the Class A Common Stock, Par Value $0.001 per share:

          Name                               Number of Shares

          James Alman                        50,000
          Andrea Facchinetti                 25,000
          Barry Nelsen                       40,000
          William C. Robinson                250,000
          Jaffrey Stephens                   25,000

         These issuances of securities of Cyber Defense are non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The recipients are employees of the Company, each was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each had physical access to the facilities for inspection. The securities of the Company to be received by these employees are restricted, and the certificates evidencing the shares will be marked with a restrictive legend.

         Beginning February 1, 2005, the Company will pay each Director an Attendance Fee of $1,000.00, plus reasonable travel expenses, for each Director's Meeting attended. In addition, the Company, will, at the end of 2005, and yearly thereafter, begin paying each then-incumbent Director an additional yearly honorarium of 25,000 shares of the Company's Class A Common Stock.

         These issuances of securities of Cyber Defense will be non-public in nature, and will be exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. The recipients are Directors of the Company, with intimate knowledge of the affairs of the Company of the Company; each has the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each has physical access to the facilities for inspection. The securities of the Company to be received by these Directors are restricted, and the Certificates evidencing the shares will be marked with a restrictive legend.

         On February 18, 2005, Cyber Defense issued a Convertible Promissory Note to Bedlington Securities, Ltd. ("Bedlington"), for the principal amount of $250,000 for operating capital. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Bedlington has the right to convert the outstanding amount of its note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 1, 2005, we informed Bedlington of our intention to make payment in full with shares of our common stock. Accordingly, Bedlington submitted a Notice of Conversion to us. As a result, we will issue 217,391 shares of our Class A Common Stock to Bedlington in satisfaction of the note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On February 28, 2005, Cyber Defense issued a Convertible Promissory Note to Joseph Theismann, for the principal amount of $117,000 for operating capital. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Theismann has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 1, 2005, we informed Mr. Theismann of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Theismann submitted a Notice of Conversion to us. As a result, we will issue 100,000 shares of our Class A Common Stock to him in satisfaction of the note. The sale of the note was made pursuant to
Section 4(2) of the Securities Act and is exempt from registration.

         On March 24, 2005, Cyber Defense issued a Convertible Promissory Note to Guy K. Stewart, Jr., its former corporate counsel for the principal amount of $150,000. The note evidences a portion of the funds owed by us to Mr. Stewart for unpaid legal fees. We will pay the balance in cash. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Stewart has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 29, 2005, we informed Mr. Stewart of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Stewart submitted a Notice of Conversion to us. As a result, we will issue 100,000 shares of our Class A Common Stock to Mr. Stewart in satisfaction of his note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         In March 2005, as compensation for services, the Company issued 5,461, and 25,000 shares, respectively, of its Class A Common Stock to Blue Marlin, Inc., and Mr. Jerry Beaulac. In addition, in April 2005, as compensation for services, the company issued 61,538 shares of its Class A Common Stock to Affiliated Business Services,Inc. Pursuant to a letter agreement dated as of March 29, 2005 with Affiliated Business Service, Inc., we issued warrants to purchase 200,000 shares of our common stock with an exercise price equal to $4.25 per share. The issuance of common stock, warrants and the common stock underlying the warrants was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On April 1, 2005, Cyber Defense entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners and New Millennium Capital Partners II, LLC, whereby the Company authorized the sale of a secured convertible term note in the aggregate principal amount of $4.0 million (the "AJW Notes"). The AJW Notes bear interest at 8% per annum, unless our common stock is greater than $4.25 per share for each trading day of a month, in which no event, no interest is payable during such month. The AJW Notes are convertible into common stock of the Company at a 40% discount to the average of the three lowest trading prices of our common stock during the 20 trading day period prior to conversion. In connection with the offering, the Company issued an aggregate of 4,000,000 warrants to purchase our common stock at a price of $4.25 per share. The warrants are exercisable for a period of five years. The offering was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         All securities described above were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

(a) Exhibits

Exhibit No.       Document

3.1 Articles of Incorporation of Cyber Defense Systems, Inc. (incorporated by reference to Exhibit 3.1 filed with Company's Form 8-K on February 23, 2005 ("February 2005 Form 8-K")).

4.1(a) $242,216.00 Corporate Promissory Note from On Alert to 9145-6442 Quebec, Inc (incorporated by reference to Exhibit 10.8(a) filed with the February 2005 Form 8-K).

4.1(a)(1)         Addendum  dated  February 9, 2005,  to the Note dated
                  August 23, 2004 (incorporated by reference to Exhibit
                  10.8(a)(1) filed with the February 2005 Form 8-K).

4.2 Intercreditor Agreement between On Alert, Equipment Depot, Inc. and 9145-6442 Quebec, Inc., dated September 21, 2004 (incorporated by reference to
                  Exhibit  10.8(d)  filed with the  February  2005 Form
                  8-K).

4.3(a) $100,000.00 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) dated March 13, 2004; due on or before November 30, 2004 (incorporated by reference to Exhibit 10.11(a) filed with the February 2005 Form 8-K).

4.3(b) Re-stated $100,000.00 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) Originally dated March 13, 2004 due on or before November 30, 2004 - Now dated February 1, 2005, and due November 30, 2005 (incorporated by reference to Exhibit 10.11(b) filed with the February 2005 Form 8-K).

4.4 $500,000.00 Corporate Promissory Note from Cyber Aero (Maker) to On Alert (Holder) dated March 10, 2004; due on or before November 30, 2005 (incorporated by reference to Exhibit 10.12 filed with the February 2005 Form 8-K).

4.5 Notice of Conversion dated September 1, 2004 Cherokee (Holder) elects to be issued 6,750,000 shares of Common Stock of On Alert (Maker) in satisfaction of $400.000.00 in debt evidenced by Convertible Corporate Promissory Note from On Alert in the amount of $400,425.00 (incorporated by reference to Exhibit
                  10.13 filed with the February 2005 Form 8-K).

4.6 $400,000.00 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated March 13, 2004 due on or before November 30, 2004 (incorporated by reference to Exhibit 10.14 filed with the February 2005 Form 8-K).

4.7 $675,000.00 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated July 15, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.15 filed with the February 2005 Form 8-K).

4.8 $675,000.00 Corporate Promissory Note from Cyber Aero (Maker) to On Alert (Holder) dated July 15, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.16 filed with the February 2005 Form 8-K).

4.9 $374,169.30 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) dated March 13, 2004 due on or before November 30, 2004 (incorporated by reference to Exhibit 10.17 filed with the February 2005 Form 8-K).

4.10 Notice of Conversion dated April 12, 2003 Proxity (Holder) elects to be issued 18,750,000 shares of Common Stock of On Alert (Maker) in satisfaction of $18,750.00 in debt evidenced by Convertible Corporate Promissory Note from On Alert in the amount of $18,750.00 (incorporated by reference to Exhibit
                  10.18 filed with the February 2005 Form 8-K).

4.11 $194,200.00 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated September 28, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.19 filed with the February 2005 Form 8-K).

4.12 Form of Secured Convertible Term Note issued to AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K on April 6, 2005 (the "April 2005 Form 8-K")).

4.13 Security Agreement in favor of AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.3 filed with the April 2005 Form 8-K).

4.14 Intellectual Property Security Agreement with AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.4 filed with the April 2005 Form 8-K).

4.15 Guaranty and Pledge Agreement in favor of AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.5 filed with the April 2005 Form 8-K).

4.16 Securities Purchase Agreement with AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.2 filed with the April 2005 Form 8-K).

4.17              Form of Warrant  in  favor  of  AJW
                  Partners,   LLC,   dated   as  of   April   1,   2005
                  (incorporated by reference to Exhibit 4.1 filed with the April 2005 Form 8-K).

4.18 Amended Convertible Promissory Note issued to Joseph Theismann in the amount of $117,000 due September 30, 2005 (incorporated by reference to Exhibit 4.16 filed with the Company's amended Annual Report on Form 10KSB/A on April 26, 2005).

4.19 $1,000,000 principal amount Secured Promissory Note issued to the Company by TSI dated as of May 25, 2005 (incorporated by reference to Exhibit 99.3 filed with the Company's May 25, 2005 Form 8-K ("May 2005 Form 8-K")).

4.20 Security Agreement between TSI and the Company dated as of May 25, 2005 (incorporated by reference to Exhibit 99.4 filed with the May 2005 Form 8-K).

4.21 $250,000 principal amount Secured Promissory Note issued to C21 dated as of June 6, 2005 (incorporated by reference to Exhibit 99.6 filed with the Company's June 6, 2005 Form 8-K ("June 2005 Form 8-K")).

4.22              Amended $1,000,000 principal amount Secured Promissory
                  Note issued to the Company dated as of June 6, 2005 (incorporated by reference to Exhibit 99.4 filed with the June 2005 Form 8-K).


5.1*              Amended and Restated Opinion of Gersten Savage LLP.


10.1(a) Original Traptec Licensing Agreement between On Alert and the Traptec Corporation, dated November 10, 2003, with subsequent modifications (incorporated by reference to Exhibit 10.1(a) filed with the February 2005 Form 8-K).

10.1(b) First Modification to Traptec Licensing Agreement (incorporated by reference to Exhibit 10.1(b) filed with the February 2005 Form 8-K).

10.1(c)           Second   Modification   Traptec  Licensing  Agreement
                  (incorporated by reference to Exhibit 10.1(c) filed with the February 2005 Form 8-K).

10.2(a) Asset Purchase Agreement Between Cyber Aero And James Alman, dated March 5, 2004 (incorporated by reference to Exhibit 10.2(a) filed with the February 2005 Form 8-K).

10.2(b) Amendment dated January 11, 2005 to Alman Asset Purchase Agreement dated March 5, 2004 (incorporated by reference to Exhibit 10.2(b) filed with the February 2005 Form 8-K).

10.3 Original TSI Asset Purchase Agreement between Cyber Aero and Techsphere Systems International, LLC, dated as of March 10, 2004 with addendum (incorporated by reference to Exhibit 10.3 filed with the February 2005 Form 8-K).

10.4 Marketing and Sales Agreement between On Alert and Techsphere Systems International, LLC, dated May 1, 2004 (incorporated by reference to Exhibit 10.4 filed with the February 2005 Form 8-K).

10.5 Modification of the Original TSI Asset Purchase Agreement between Cyber Aero and Techsphere Systems International, LLC, Dated June 15, 2004 (incorporated by reference to Exhibit 10.5 filed with the February 2005 Form 8-K).

10.6(a) Equipment Purchase Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004, with Addendums And Subordination Agreement (incorporated by reference to Exhibit 10.6(a) filed with the February 2005 Form 8-K).

10.6(a)(1)        Addendum  dated  June  30,  2004,  to  the  Equipment
                  Purchase Agreement between On Alert Systems, Inc, and
                  Equipment  Depot,  Inc.,  dated  as of May  31,  2004
                  (incorporated by reference to Exhibit 10.6(a)(1) filed with the February 2005 Form 8-K).

10.6(a)(2)        Amendment #1 of August 6, 2004 to the Addendum  dated
                  June 30, 2004  (incorporated  by reference to Exhibit
                  10.6(a)(2) filed with the February 2005 Form 8-K).

10.6(a)(3)        Addendum  dated  September 28, 2004, to the Equipment
                  Purchase Agreement between On Alert Systems, Inc, and
                  Equipment  Depot,  Inc.,  dated  as of May  31,  2004
                  (incorporated by reference to Exhibit 10.6(a)(3) filed with the February 2005 Form 8-K).

10.6(a)(4)        Amendment  dated  February 8, 2005,  to the Equipment
                  Purchase Agreement between On Alert Systems, Inc, and
                  Equipment  Depot,  Inc.,  dated  as of May  31,  2004
                  (incorporated by reference to Exhibit 10.6(a)(4) filed with the February 2005 Form 8-K).

10.6(b) Money Purchase Contract between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(b) filed with the February 2005 Form 8-K).

10.6(b)(1)        Addendum  dated  July 28,  2004,  to  Money  Purchase
                  Contract   dated  May  31,  2004   (incorporated   by
                  reference  to  Exhibit   10.6(b)(1)  filed  with  the
                  February 2005 Form 8-K).

10.6(c) Registration Rights Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(c) filed with the February 2005 Form 8-K).

10.7(a)           Stock  Purchase  Agreement  between On Alert Systems.
                  Inc. and Allstars Marketing, Inc., dated as of August 19, 2004 (incorporated by reference to Exhibit 10.7(a) filed with the February 2005 Form 8-K).

10.7(a)(1)        Amendment  #1  dated  August  30,  2004 to the  Stock
                  Purchase  Agreement  between  On Alert  and  Allstars
                  Marketing, Inc., dated August 19, 2004 (incorporated by reference to Exhibit 10.7(a)(1) filed with the February 2005 Form 8-K).

10.7(a)(2)        Amendment  #2 dated  September  28, 2004 to the Stock
                  Purchase Agreement between On Alert and Cyber Defense
                  and   Allstars,   dated  as  of   August   19,   2004
                  (incorporated by reference to Exhibit 10.7(a)(2) filed with the February 2005 Form 8-K).

10.7(a)(3)        Amendment  #3 dated  February  8, 2005,  to the Stock
                  Purchase Agreement between On Alert and Cyber Defense
                  and   Allstars,   dated  as  of   August   19,   2004
                  (incorporated by reference to Exhibit 10.7(a)(3) filed with the February 2005 Form 8-K).

10.7(b) Registration Rights Agreement between On Alert Systems. Inc. and Allstars Marketing, Inc., dated as of August 19, 2004 (incorporated by reference to Exhibit 10.7(b) filed with the February 2005 Form 8-K).

10.8(a)           Assignment   of  Loan   Proceeds   (incorporated   by
                  reference to Exhibit 10.8(b) filed with the February 2005 Form 8-K).

10.8(b)           Assignment   of  Funding   Proceeds   to  Repay  Loan
                  (incorporated by reference to Exhibit 10.8(c) filed with the February 2005 Form 8-K).

10.9 Plan of Merger between On Alert and Cyber Defense Systems, dated August 24, 2004 (incorporated by reference to Exhibit 10.9 filed with the February 2005 Form 8-K).

10.10 Plan of Merger between On Alert Cyber and E-City Software, Inc., dated August 24, 2004 (incorporated by reference to Exhibit 10.10 filed with the February 2005 Form 8-K).

10.20(a) Employment Agreement between Cyber Defense and James Alman (incorporated by reference to Exhibit 10.20(a) filed with the February 2005 Form 8-K).

10.20(b) Employment Agreement between Cyber Defense and Andrea Facchinetti (incorporated by reference to Exhibit 10.20(b) filed with the February 2005 Form 8-K).

10.20(c) Employment Agreement between Cyber Defense and Barry Nelsen (incorporated by reference to Exhibit 10.20(c) filed with the February 2005 Form 8-K).

10.20(d) Employment Agreement between Cyber Defense and William C. Robinson (incorporated by reference to
                  Exhibit  10.20(d)  filed with the February  2005 Form
                  8-K).

10.20(e) Employment Agreement between Cyber Defense and Jaffray Stephens (incorporated by reference to
                  Exhibit  10.20(e)  filed with the February  2005 Form
                  8-K).

10.21 $110,000.00 Corporate Promissory Note from Cyber Defense to Joseph Theismann dated December 10, 2004; due on or before February 28, 2005 (incorporated by reference to Exhibit 10.21 filed with the February 2005 Form 8-K).

10.22 Agreement between Cyber Defense and Cyber Aero and Brayton Energy, LLC, dated September 27, 2004 (incorporated by reference to Exhibit 10.22 filed with the February 2005 Form 8-K).

10.23 Joint Venture Agreement dated as of April 25, 2005 with TSI (incorporated by reference to Exhibit 10.1 filed with the Company's April 25, 2005 Form 8-K.

10.24 Option Agreement to merge with TSI, dated as of May 23, 2005 (incorporated by reference to Exhibit 99.2 filed with the May 2005 Form 8-K).

10.24 Amendment No. 1 to Option Agreement to merge with TSI, dated as of June 6, 2005 (incorporated by reference to Exhibit 99.3 filed with the June 2005 Form 8-K).


14.1              Code of Ethics.

23.1              Consent of Hansen,  Barnett & Maxwell, a Professional
                  Corporation.


23.2 Consent of Gersten Savage LLP (included in the opinion filed as Exhibit 5.1).


24.1              Power of Attorney.


-------------------------
* Filed herewith.

ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

         (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

         (5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, Florida, on August 4, 2005.


                           CYBER DEFENSE SYSTEMS, INC.


                                            By:  /s/ William C. Robinson
                                                 -------------------------
                                                 William C. Robinson,
                                                 Principal Executive Officer,
                                                 Chairman, CEO and CFO


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                      Name                                Title                               Date
                    --------                             --------                           --------

 /s/ William C. Robinson                      Chairman, CEO, CFO, Principal Executive,     August 4, 2005
 -----------------------                      Accounting and Financial Officer
 William C. Robinson

 /s/ James Alman*                             President and Director                       August 4, 2005
 ----------------
 James Alman

                                              Vice-President, Government Sales             August 4, 2005
 ----------------
  Barry Nelsen

 /s/ Marinko Vekovic*                         Director                                     August 4, 2005
 -------------------
 Marinko Vekovic

 /s/ Joseph A. Grace, Jr.*                    Director                                     August 4, 2005
 ------------------------
 Joseph A. Grace, Jr.

 /s/ Stephen I. Johnson RADM USN (ret.)*      Director                                     August 4, 2005
 --------------------------------------
 Stephen I. Johnson RADM USN (ret.)

* Pursuant to a power-of-attorney granted to William C. Robinson on July 14, 2005 to sign on the respective person's behalf, individually and in each capacity stated above, all amendments and post-effective amendments to this registration statement and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.